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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 18, 2000 (except for Note 13, as to which the date is May 31, 2000) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-41484) and related Prospectus of Kabira Technologies, Inc. for the Registration of 4,000,000 shares of its common stock.

                                        /s/ ERNST & YOUNG LLP


Walnut Creek, California
September 15, 2000